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                                                                    Exhibit 8.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP

                                                            NATIONSBANK PLAZA
       999 PEACHTREE STREET, N.E. - SUITE 750    600 PEACHTREE STREET, N.E. SUITE 5200     601 PENNSYLVANIA AVENUE, N.W.
            ATLANTA, GEORGIA 30309-3964               ATLANTA, GEORGIA 30308-2216                    SUITE 640
              TELEPHONE: 404-885-3651                   TELEPHONE: 404-885-3000                   NORTH BUILDING
              FACSIMILE: 404-885-3652                   FACSIMILE: 404-885-3900               WASHINGTON, D.C. 20004
                                                                                              TELEPHONE: 202-274-2950
                                                                                              FACSIMILE: 202-274-2994

                                February 7, 1996



Healthdyne, Inc.
1850 Parkway Place
Marietta, Georgia 30067


         Re: Matria Healthcare, Inc. Proxy Statement and Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Healthdyne, Inc., a Georgia corporation ("HD"), in connection with the Agreement and Plan Merger, dated as of October 2, 1995, as amended as of December 4, 1995 and January 31, 1996 (the "Merger Agreement"), by and among HD, Tokos Medical Corporation (Delaware), a Delaware corporation ("TM"), and Tokos/Healthdyne Acquisition Company, Inc., a Delaware corporation ("Newco").

         Pursuant to the Merger Agreement, HD and TM will merge with and into Newco, with Newco being the surviving corporation. As a result of the Merger, the separate existence of HD and TM will cease and the former stockholders of HD and TM will receive shares of Newco's common stock, all on the terms set forth in the Merger Agreement.

         The Merger Agreement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 filed by HD and TM with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary and appropriate in connection with rendering this opinion.

         In rendering this opinion, we assume the following:

         1. The authenticity of original documents submitted to us, the conformity to original documents of all documents submitted

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Healthdyne, Inc.
February 7, 1996
Page 2


to us as photostatic copies, the authenticity of the originals of such copies, the genuineness of all signatures, and the due execution and delivery of all documents.

         2. The truth and accuracy of the representations, warranties and statements of fact made or to be made by HD, TM and Newco in connection with the Merger, including those representations set forth in the Merger Agreement and in certificates of representations provided or to be provided to us by HD, TM and Newco.

         Based upon and subject to the foregoing, the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Certain Federal Income Tax Consequences," to the extent it applies to HD and HD stockholders, expresses our opinion as to the material Federal income tax consequences if the Merger is effected according to the terms of the Merger Agreement. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. In addition, you should be aware that the discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus represents our conclusions as to the application of existing law to the instant transactions and may not be applicable to certain classes of HD stockholders, including securities dealers, foreign persons and persons who acquired their HD Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the Federal income tax consequences of the Merger, including the Prospectus constituting a part thereof, and any amendments thereto.



                                        Very truly yours,


                                        /s/ Troutman Sanders LLP